                                                       Exhibit 12
                                                       Form 10-Q
                                                       For the Six
                                                       Months Ended
                                                       June 30, 1995



                                AT&T Corp.
             Computation of Ratio of Earnings to Fixed Charges

                           (Dollars in Millions)
                                (Unaudited)


                                                         For the Six
                                                         Months Ended
                                                         June 30, 1995

Earnings Before Income Taxes ..........................     $4,131

Less Interest Capitalized during
  the Period...........................................         32

Less Undistributed Earnings of Less than 50%
  Owned Affiliates.....................................         10

Add Fixed Charges......................................      1,039

Total Earnings.........................................     $5,128



Fixed Charges

Total Interest Expense Including Capitalized Interest..     $  845

Interest Portion of Rental Expense.....................        194

    Total Fixed Charges................................     $1,039

Ratio of Earnings to Fixed Charges.....................        4.9